Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for the Third Quarter 2016

Diluted Earnings per Share of $0.51, up 21% vs. 3Q15

Adjusted Diluted Earnings per Share of $0.52, up 23% vs. 3Q15

COLUMBUS, Ga., October 18, 2016 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2016.

Third Quarter Highlights

●	Net income available to common shareholders for the third quarter 2016 was $62.7 million or $0.51 per diluted share as compared to $57.9 million or $0.46 per diluted share for the previous quarter and $55.4 million or $0.42 per diluted share for the third quarter 2015.
○	Adjusted diluted earnings per share of $0.52 grew 23.0% from $0.42 for the third quarter 2015.
○	Return on average assets improved to 0.88% from 0.83% in the previous quarter and 0.81% in the third quarter 2015.
●	Total revenues[1] of $294.1 million grew $4.8 million or 1.6% from the previous quarter and 7.0% from the third quarter 2015.
●	Synovus continued to achieve positive operating leverage which resulted in an improved adjusted efficiency ratio of 60.55% in the third quarter as compared to 61.54% in the previous quarter and 61.83% in the third quarter 2015.
●	Total loans grew $202.0 million or 3.5% annualized from the previous quarter and $1.40 billion or 6.4% as compared to the third quarter 2015.
●	Total average deposits grew $422.3 million or 7.1% annualized from the previous quarter and $1.17 billion or 5.1% as compared to the third quarter 2015.
●	Credit quality metrics improved with the NPL ratio declining to 0.64% from 0.67% in the previous quarter and 0.72% in the third quarter 2015.
●	Return on average common equity improved to 8.89% from 8.26% in the previous quarter and 7.64% in the third quarter 2015.
●	Return on average tangible common equity improved to 8.96% from 8.33% in the previous quarter and 7.70% in the third quarter 2015.
●	Effective September 29, 2016, the company entered into an accelerated share repurchase agreement (ASR) to repurchase $50 million of Synovus common stock. Upon settlement of the ASR scheduled on or before December 28, 2016, the $300 million share repurchase program will be complete.

[1]	Consists of net interest income and non-interest income excluding investment securities gains, net

“We were pleased with our third quarter performance, marked by strong earnings per share and revenue growth,” said Kessel Stelling, Synovus Chairman and CEO. “We continued to drive diversified loan growth in the quarter and, with the successful closing of the Entaire acquisition in October, we gained an additional entry point for expanded C&I relationships in the future. With another solid quarter behind us, our team remains committed to deepening customer relationships and enhancing profitability.”

Consolidated Financial Results

Balance Sheet

●	Total loans ended the quarter at $23.26 billion, up $202.0 million or 3.5% annualized from the previous quarter and up $1.40 billion or 6.4% as compared to the third quarter 2015.
○	Retail loans grew by $182.1 million or 15.7% annualized from the previous quarter and $648.3 million or 15.6% as compared to the third quarter 2015.
○	Commercial and industrial loans grew by $60.6 million or 2.2% annualized from the previous quarter and $490.0 million or 4.7% as compared to the third quarter 2015.
○	Commercial real estate loans declined by $42.1 million or 2.2% annualized from the previous quarter and grew $258.1 million or 3.6% as compared to the third quarter 2015.
●	Total average deposits for the quarter were $24.03 billion, and grew by $422.3 million or 7.1% annualized from the previous quarter and $1.17 billion or 5.1% as compared to the third quarter 2015.
○	Average core transaction accounts[2] grew by $512.7 million or 12.1% annualized from the previous quarter and $1.26 billion or 7.8% as compared to the third quarter 2015.

Core Performance

●	Total revenues[1] of $294.1 million grew $4.8 million or 1.6% from the previous quarter and 7.0% from the third quarter 2015.
●	Net interest income was $226.0 million, up $4.6 million or 2.1% from the previous quarter and 8.8% as compared to the third quarter 2015.
●	Net interest margin was 3.27%, unchanged from the previous quarter. Yield on earning assets was 3.71% and the effective cost of funds was 0.44%, both of which declined two basis points from the previous quarter.
●	Total non-interest income was $68.2 million, up $269 thousand or 0.4% compared to the previous quarter and 1.6% as compared to the third quarter 2015.
○	Core banking fees[3] were $34.8 million, up $989 thousand or 2.9% from the previous quarter and down 0.6% as compared to the third quarter 2015.
○	Fiduciary and asset management fees, brokerage revenue, and insurance revenues of $19.6 million were down $250 thousand or 1.3% from the previous quarter and up 2.0% as compared to the third quarter 2015.
○	Mortgage banking income of $7.3 million was up $1.4 million or 23.4% from the previous quarter and 22.9% as compared to the third quarter 2015.

[2]	Consists of non-interest bearing, NOW/Savings, and money market deposits

[3]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges

●	Total non-interest expense for the third quarter 2016 was $185.9 million, down $2.7 million or 1.5% from the previous quarter and up $8.0 million or 4.5% as compared to the third quarter 2015.
●	Adjusted non-interest expense for the third quarter 2016 was $183.9 million, up $1.5 million or 0.8% from the previous quarter and up $6.4 million or 3.6% as compared to the third quarter 2015.
○	Employment expense of $101.9 million increased $4.9 million or 5.0% from the previous quarter.
○	Advertising expense of $5.6 million decreased $1.8 million from the previous quarter.
○	Adjusted efficiency ratio for the third quarter was 60.55% as compared to 61.54% in the previous quarter and 61.83% in the third quarter 2015.
○	Efficiency ratio for the third quarter was 63.13% as compared to 65.11% in the previous quarter and 64.65% in the third quarter 2015.
●	On a year-to-date basis, adjusted non-interest expense of $545.6 million increased $16.5 million or 3.1% as compared to a year ago.

Credit Quality

●	Non-performing loans were $148.2 million at September 30, 2016, down $5.9 million or 3.8% from the previous quarter and down $9.5 million or 6.0% from September 30, 2015. The non-performing loan ratio was 0.64% at September 30, 2016, as compared to 0.67% at the end of the previous quarter and 0.72% at September 30, 2015.
●	Total non-performing assets were $179.1 million at September 30, 2016, down $8.3 million or 4.4% from the previous quarter and down $42.9 million or 19.3% from September 30, 2015. The non-performing asset ratio was 0.77% at September 30, 2016, as compared to 0.81% at the end of the previous quarter and 1.01% at September 30, 2015.
●	Net charge-offs were $6.9 million in the third quarter 2016, up $797 thousand or 13.0% from $6.1 million in the previous quarter. The annualized net charge-off ratio was 0.12% in the third quarter as compared to 0.11% in the previous quarter.
●	Total delinquencies (consisting of loans 30 or more days past due and still accruing) remain low at 0.27% of total loans at September 30, 2016 as compared to 0.24% the previous quarter and 0.18% at September 30, 2015.

Capital Ratios

●	Common Equity Tier 1 ratio was 9.97% at September 30, 2016 compared to 10.01% at June 30, 2016.
●	Tier 1 Capital ratio was 10.06% at September 30, 2016, unchanged from June 30, 2016.
●	Total Risk Based Capital ratio was 12.05% at September 30, 2016, unchanged from June 30, 2016.
●	Tier 1 Leverage ratio was 8.98% at September 30, 2016 compared to 9.10% at June 30, 2016.
●	Tangible Common Equity ratio was 9.28% at September 30, 2016 compared to 9.52% at June 30, 2016.

Third Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 18, 2016. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $30 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services to customers through 28 locally-branded divisions, 250 branches, and 332 ATMs in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, was recognized as one of America’s Most Reputable Banks by American Banker and the Reputation Institute in 2016 and 2015. Synovus is on the web at synovus.com, on Twitter @synovus, and on LinkedIn at http://linkedin.com/company/synovus.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, capital management and future profitability; expectations on credit trends and key credit metrics; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Cautionary Notice Regarding Forward-Looking

Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled adjusted diluted earnings per share; return on average tangible common equity; average core transaction deposit accounts; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income per common share, diluted; return on average common equity; total average deposits; total non-interest expense; efficiency ratio and total shareholders’ equity to total assets ratio, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ capital strength and the performance of its core business. Adjusted diluted earnings per share is a measure used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to- period comparisons. The return on average tangible common equity is used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Average core transaction deposit accounts are a measure used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management and bank regulators to assess the strength of our capital position. These non-GAAP financial measures should not be considered as substitutes for net income per diluted common share; return on average common equity; total average deposits; total non-interest income; total non-interest expense; efficiency ratio; and total shareholders’ equity to total assets ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of adjusted diluted earnings per share; return on average tangible common equity; average core transaction deposit accounts; adjusted non-interest expense; adjusted efficiency ratio; tangible common equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in) and the reconciliation of these measures to net income per diluted common share; return on average common equity; total average deposits; total non-interest expense; efficiency ratio; and total shareholders’ equity to total assets ratio are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q16	2Q16	3Q15

Adjusted Diluted Earnings per Share

Net income available to common shareholders	$ 62,686	57,898	55,369

(Subtract)/Add: Litigation contingency/settlement (recovery) expense*	(189)	-	-

Add: Restructuring charges	1,243	5,841	69

Add: Merger-related expenses	550	-	-

Tax effect of adjustments	(587)	(2,138)	(25)

Adjusted net income available to common shareholders	$ 63,703	61,601	55,413

Weighted average common shares outstanding - diluted	123,604	125,699	132,297

Adjusted diluted earnings per share	$ 0.52	0.49	0.42

Return on Average Tangible Common Equity

Total average shareholders’ equity	$ 2,932,513	2,946,697	3,002,428

Subtract: Average goodwill	(24,431)	(24,431)	(24,431)

Subtract: Average other intangible assets, net	(226)	(249)	(758)

Subtract: Average Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Average tangible common equity	$ 2,781,876	2,796,037	2,851,259

Net income available to common shareholders annualized	$ 249,377	232,866	219,671

Return on average tangible common equity	8.96%	8.33	7.70

Average Core Transaction Deposit Accounts

Total average deposits	$24,030,291	23,608,027	22,860,019

Subtract: Average brokered deposits	(1,409,740)	(1,337,001)	(1,357,163)

Subtract: Average time deposits excluding average SCM time deposits	(3,153,366)	(3,141,621)	(3,274,406)

Subtract: Average state, county, and municipal (SCM) deposits	(2,105,126)	(2,280,038)	(2,124,812)

Average core transaction deposit accounts	$ 17,362,059	16,849,367	16,103,638

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q16	2Q16	3Q15

Adjusted Non-interest Expense
Total non-interest expense	$ 185,871	188,611	177,907

Subtract: Restructuring charges	(1,243)	(5,841)	(69)

Subtract: Visa indemnification charges	(360)	(360)	(363)
Add/(Subtract): Litigation contingency/settlement recovery (expense)*	189	-	-
Subtract: Merger-related expenses	(550)	-	-

Adjusted non-interest expense	$ 183,907	182,410	177,475

Adjusted Efficiency Ratio

Adjusted non-interest expense	$ 183,907	182,410	177,475

Subtract: Foreclosed real estate expense	(2,725)	(4,588)	(4,503)

Subtract: Other credit costs	(2,913)	445	(2,842)

Adjusted non-interest expense excluding total credit costs	$ 178,269	178,267	170,130

Net interest income	226,007	221,449	207,790

Add: Tax equivalent adjustment	330	329	315

Add: Total non-interest income	68,155	67,886	67,059

Subtract: Investment securities gains, net	(59)	-	-

Total revenues	$ 294,433	289,664	275,164

Adjusted efficiency ratio	60.55%	61.54	61.83

Tangible common equity ratio

Total assets	$ 29,727,096	29,459,691	28,167,135

Subtract: Goodwill	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(225)	(228)	(667)

Tangible assets	$ 29,702,440	29,435,032	28,142,037

Total shareholders’ equity	$ 2,906,659	2,951,659	3,017,116

Subtract: Goodwill	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(225)	(228)	(667)

Subtract: Series C Preferred Stock, no par value	(125,980)	(125,980)	(125,980)

Tangible common equity	$ 2,756,023	2,801,020	2,866,038

Total shareholders’ equity to total assets ratio	9.78%	10.02%	10.71

Tangible common equity ratio	9.28%	9.52%	10.18

Common Equity Tier 1 (CET1) ratio (fully phased-in)

Common Equity Tier 1 (CET1)	$ 2,596,233	2,616,181	2,637,462

Subtract: Adjustment related to capital components	(101,843)	(114,588)	(128,481)

CET1 (fully phased-in)	$ 2,494,390	2,501,593	2,508,981

Total risk-weighted assets (fully phased-in)	$ 26,289,626	26,373,430	25,142,523

Common Equity Tier 1 (CET1) ratio (fully phased-in)	9.49%	9.49	9.98

* Amounts for other periods presented herein are not reported separately as amounts are not material.